EXHIBIT 10.32

INDEMNITY AGREEMENT

THIS AGREEMENT made this      day of             , 200    , between Veritas DGC Inc., a Delaware corporation (“Company”), and                                 , (“Indemnitee”).

WHEREAS, the Company and Indemnitee desire that Indemnitee continue to serve as a director and/or officer of the Company; and

WHEREAS, the Company desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises hereinafter set forth, the reliance of the Indemnitee hereon in continuing to serve the Company in his present capacity and in undertaking to serve the Company in any additional capacity or capacities, the Company and the Indemnitee agree as follows:

1.             Continued Service.  Indemnitee will continue to serve, at the will of the Company and under separate contract, if such exists, as a director and/or officer so long as he is duly elected and qualified in accordance with the Bylaws of the Company or until he tenders his resignation.

2.             Indemnification.  The Company shall indemnify Indemnitee as follows:

(a)           The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee to the fullest extent, and only to the extent, permitted by applicable law in effect on the date of this Agreement and to such greater extent as applicable law may thereafter from time to time permit.  The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other paragraphs of this Section 2 or any other Sections of this Agreement.

(b)           The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company) by reason of his Corporate Status (as hereinafter defined) against expenses, judgments, awards, penalties, fines and amounts paid in settlements actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding had no reasonable cause to believe his conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

(c)           The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact of his Corporate Status against expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(d)           Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For the purposes of this paragraph (d) of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, wit or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e)           In the event the indemnity contained in paragraphs (b), (c) or (d) of this Section 2 is unavailable or insufficient to hold Indemnitee harmless in a Proceeding described therein, then in accordance with the non-exclusivity provisions of the Delaware General Corporation law and the Certificate and Bylaws, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Indemnitee on the other in the acts, transactions or matters to which the

Proceeding relates and other equitable considerations.

(f)            The termination of any Proceeding described in paragraphs (b), (c) or (d) of this Section 2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(g)           Any indemnification under paragraphs (b), (c), (d) or (e) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of this Section 2.  Such determination shall be made (1) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by Independent Legal Counsel (as hereinafter defined) in a written opinion, or (3) by the stockholders.  If, with regard to paragraph (e) of this Section 2, such a determination is not permitted by law or if a quorum of Disinterested Directors so directs, such determination shall be made by the Chancery Court of the State of Delaware or the court in which the Proceeding giving rise to the claim for indemnification is brought.

(h)           Expenses incurred by Indemnitee in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding as authorized (in accordance with Section 4 hereof) by the board of directors in the specific case upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise.

(i)            The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, judicial determination, vote of stockholders or disinterested directors or otherwise, both as to action in his Corporate Status and as to action in another capacity while holding a Corporate Status, and shall continue after Indemnitee has ceased to be a director, officer, employee or agent, shall continue for so long as Indemnitee shall be or could become subject to any possible Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement, and shall inure to the benefit of his heirs, executors and administrators.

3.             Determination of Right to Indemnification.  For purposes of making the determination in a specific case under paragraph (g) of Section 2 hereof whether to make indemnification, the board of directors, Independent Legal Counsel, or stockholders, as the case may be, shall make such determination in accordance with the following procedure:

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the board of directors a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (“Indemnification Statement”) stating that he has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of Section 2 hereof;

(b)           Submission of the Indemnification Statement to the board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the board of directors, Independent Legal Counsel, or stockholders, as the case may be, shall within 60 days after submission of the Indemnification Statement specifically determine that Indemnitee is so entitled, unless it or they shall possess sufficient evidence to rebut the presumption that Indemnitee has met the applicable standard of conduct set forth in paragraph (b), (c), (d) or (e) of Section 2 hereof, which evidence shall be disclosed to Indemnitee with particularity in a written statement signed by all persons who participated in the determination and voted to deny indemnification.

(c)           In the event that the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to this Section 3, the Independent Legal Counsel shall be selected as provided in this section 3(c0.  The Independent Legal Counsel shall be selected by the Board of directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Legal Counsel so selected.  Indemnitee may, within 7 days after receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection.  Such objection may be asserted only on the ground that the Independent legal Counsel so selected does not meet the requirements of “Independent Legal Counsel as defined in Section 6 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, the Independent Legal Counsel so selected shall be disqualified from action as such.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(a) of this Agreement, no Independent Legal Counsel shall have been selected, or if selected shall have been objected to, in accordance with Section 3(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Legal Counsel of a person selected by such court or by such other person as such court shall designate, and the person so appointed shall act as Independent Legal Counsel under

Section 3(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

4.             Authorization of Advancement of Expenses.  For purpose of determining whether to authorize advancement of expenses in a specific case pursuant to paragraph (h) of Section 2 hereof, the board of directors shall make such determination in accordance with the following procedure:

(a)           Indemnitee may submit to the board of directors a request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (“Undertaking”), stating that (i) he has reasonably incurred or will reasonably incur actual expenses in defending a Proceeding, and (ii) he undertakes to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise;

(b)           Upon receipt of the Undertaking the board of directors shall within 14 days authorize immediate payment of the Expenses stated in the Undertaking.

5.             Merger, Consolidation or Change in Control.  In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, or if there is a change in control of the Company as defined in Section 6 hereof, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

6.             Certain Definitions.  For purposes of this Agreement, the following definitions apply herein:

(a)           “change of control” shall include any change in the ownership of a majority of the capital stock of the Company or in the composition of a majority of the members of the board of directors of the Company.

(b)           “Corporate Status” describes the status of a person who is or was a director, officer, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including civic, non-profit or charitable organizations, whether or not incorporated), which such person is or was serving at the request of the Company.

(c)           “Disinterested Director” means a director of the company who is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)           “Expenses shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

(e)           “Fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan.

(f)            “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an actin to determine Indemnitee’s rights under this Agreement.

(g)           “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(h)           “serving at the request of the Company” shall include any service at the request or with the express or implied authorization of the Company, as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an enterprise, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of such enterprise,” he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

7.             D&O Insurance.  The Company represents that it has purchased or currently maintains and will maintain (except as hereinafter provided) insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses arising out of actual or threatened Proceedings to which such persons may be made or threatened to be made parties (“D&O Insurance”).  Although there can be no assurance as to the continuation or renewal of the D&O Insurance or that any such D&O Insurance will provide coverage for losses to which the Indemnitee may be exposed, the Company will use commercially reasonable efforts, taking into consideration availability of D&O Insurance in the marketplace, to continue D&O Insurance in effect at current levels for the duration of Indemnitee’s service and for six (6)

years thereafter.

8.             Reliance by Indemnitee.  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company, and acknowledges that Indemnitee is relying up-on this Agreement in serving or continuing to serve in such capacity.

9.             Attorneys’ Fees.  In the event that Indemnitee institutes any legal action to enforce his rights or collect moneys due under this Agreement or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all attorneys’ fees and disbursements incurred by him.

10.           Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of law rules or principle that might refer to the laws of another state or country.

12.           Modification; Survival.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supercedes any prior agreement regarding the subject matter hereof.  This Agreement may be modified only by an instrument in writing signed by both parties hereto.  The provisions of this Agreement shall survive the termination of Indemnitee’s service as a director and/or officer of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and the Company has set its seal as of the date first above written.

Company:

Veritas DGC Inc.

(Corporate Seal)

By:
[Typed Name of Officer]
[Title]

Indemnitee:

[Typed Name of Indemnitee]

EXHIBIT 1

STATEMENT OF REQUEST FOR INDEMNIFICATION

I,                                 , submit this Statement pursuant to the Indemnity Agreement dated                          , 200    , between Veritas DGC Inc., a Delaware corporation (“Company”), and the undersigned (the “Agreement”).

1.             I am requesting indemnification against Expenses (as defined in the Agreement) and, with respect to any action not by or in the right of the Company, judgments, fines, penalties and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain Proceeding (as defined in the Agreement) to which I am a party or am threatened to be made a party by reason of the fact of my Corporate Status (as defined in the Agreement).

2.             With respect to all matters related to any such Proceeding, I acted in good faith and in a manner I reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, I had no reason to believe that my conduct was unlawful.

4.             I am requesting indemnification against the following liabilities:

(Signature)

EXHIBIT 2

STATEMENT OF UNDERTAKING

I,                                 , submit this Statement pursuant to the Indemnity Agreement dated                          , 200    , between Veritas DGC Inc., a Delaware corporation (“Company”), and the undersigned (the “Agreement”).

1.             I am requesting advancement of certain actual Expenses (as defined in the Agreement) which I have reasonably incurred or will reasonably incur in defending a Proceeding.

2.             I hereby undertake to repay this advancement of Expenses if it is ultimately determined that I am not entitled to be indemnified by the Company.

7.             The expenses for which advancement is requested are as follows:                                                                         .

(Signature)